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                                                               EXHIBIT 3.3 (iii)


3.3(iii)  Amendment of Articles to Articles of Incorporation changing the name to Advance Technologies, In. Filed September 30, 1997






Advance Technologies, Inc. Form 10 SB

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                                                                    SEP 30, 1997

STATE OF NEVADA CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                 STO-MED, INC.

    C3293-96
No_______________
        We the undersigned Phyllis Abbott, President and Floyd Abbott, Jr. Secretary of STO-MED, Inc. do hereby certify:

        That Shareholders of said corporation at a meeting duly convened, held on the 23rd day of August, 1997, adopted a resolution to amend the original articles as follows:

       Article 1 is hereby amended to read as follows:
                                          ARTICLE 1

                                           NAME
                                           ----
       The name of the corporation is:

                            ADVANCE TECHNOLOGIES, INC.

  The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,103,310; that the said amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                   /s/ Phyllis Abbott
                                                   ____________________________
                                                   Phyllis Abbott, President


                                                   /s/ Floyd Abott Jr.
                                                   _____________________________
                                                   Floyd Abott, Jr., Secretary
State of Kentucky   )
                    ) ss
County of Fayette   )


On September 3, 1997, personally appeared before me, a Notary Public, Phyllis Abbott and Floydd Abbott Jr. who acknowledged that they executed the above instrument.

                                                    (illegible)
                                                   ____________________________
                                                   Notary Public



Advance Technologies, Inc. Form 10 SB